UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2022

Vir Biotechnology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39083	81-2730369
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

499 Illinois Street, Suite 500

San Francisco, California 94158

(Address of principal executive offices, including zip code)

(415) 906-4324

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	VIR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, Vir Biotechnology, Inc. (the “Company”) and WuXi Biologics (Hong Kong) Limited (“WuXi Bio”) entered into a Development and Manufacturing Collaboration Agreement dated February 25, 2020 (the “WuXi Collaboration Agreement”) pursuant to which WuXi Bio had obtained rights to develop, manufacture and commercialize certain of the Company’s antibodies (the “Vir Antibodies”), including the Company’s antibody known as VIR-7831, or sotrovimab, (“VIR-7831”) in the People’s Republic of China, Hong Kong, Macau and Taiwan (“Greater China”). On May 16, 2022, the Company and WuXi Bio entered into a Termination Agreement (the “Termination Agreement”) pursuant to which the Company and WuXi Bio terminated the WuXi Collaboration Agreement. Other existing agreements between the Company and WuXi Bio remain in effect.

Under the terms of the Termination Agreement, all licenses granted under the WuXi Collaboration Agreement are terminated and all rights to the Vir Antibodies in Greater China are reverted to the Company. Within a specified period of time after execution of the Termination Agreement, the Company will make a one-time payment to WuXi Bio of seven million dollars ($7,000,000) in consideration for WuXi Bio’s development activities under the WuXi Collaboration Agreement. Under the terms of the Termination Agreement, the Company will be obligated to pay WuXi Bio tiered royalties on net sales of VIR-7831 in Greater China ranging from low single digits to low double digits. Royalties are payable to WuXi Bio for a specified royalty term and are subject to reduction in certain circumstances.

The foregoing description of the Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which will be filed as an exhibit to a subsequent filing with the Securities and Exchange Commission.

Item 1.02 Termination of a Material Definitive Agreement.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein and made a part hereof.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vir Biotechnology, Inc.
Date: May 20, 2022	By: /s/ Howard Horn Howard Horn Chief Financial Officer